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Exhibit 99.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Credit Suisse First Boston (USA), Inc.

        We consent to the incorporation by reference in the registration statements (File Nos. 333-86720, 333-71850, 333-62422, 333-07657, 333-34149, 333-53499, 333-73405 and 333-30928) on Form S-3 of Credit Suisse First Boston (USA), Inc. of our report dated May 19, 2004, with respect to the consolidated statements of financial condition of Credit Suisse First Boston (USA), Inc. and Subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2003, and the related financial statement schedule, which report appears in the Form 8-K of Credit Suisse First Boston (USA), Inc., dated March 31, 2004.

        Our report contains an explanatory paragraph that refers to a transaction accounted for in a manner similar to pooling-of-interests. In addition, our report refers to changes in accounting for variable interest entities, share-based compensation, and presentation of segment information.

/s/ KPMG LLP

New York, New York
June 4, 2004

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  Exhibit 99.2
Consent of Independent Registered Public Accounting Firm